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                                                                    EXHIBIT 10.7

                 [LOGO OF PAMECO HOLDINGS, INC. APPEARS HERE]

                            STOCK OPTION AGREEMENT

     IN ACCORDANCE WITH, the resolutions of the Compensation Committee of the Board of Directors of Pameco Holdings, Inc. (the "Company"), but subject to the approval of the full Board of Directors, this Stock Option (this "Option") evidences the grant by the Company to Gerald V. Gurbacki (the "Optionee") of the right and option to purchase up to 75,000 shares of Common Stock of the Company (the "Common Stock"), subject to the following terms and conditions:

     1.   Option Price.  The purchase price of each share of Common Stock
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subject to this Option shall be $4.00, which the parties acknowledge and agree to be equal to the fair market value thereof as of the date of grant.

     2.   Vesting of Shares of Common Stock.  Shares of Common Stock subject to
          ---------------------------------
the option shall vest, and become exercisable, as follows: 22,500 shares of Common Stock shall vest as of May 6, 1996, 17,500 shares of Common Stock shall vest as of March 1, 1997, 17,500 shares of Common Stock shall vest as of March 1, 1998, and 17,500 shares of Common Stock shall vest as of March 1, 1999.

     In the event of the sale or other disposition of all or substantially all of the assets of the Company (or Pameco Corporation) or of all of the Common Stock of the Company (or all of the stock of Pameco Corporation) or an IPO where shares of the common stock of the Company (or shares of Pameco Corporation) are offered to the public at a price equal to or greater than $4.00 per share, all options granted hereunder will immediately vest and become exercisable.

     3.   Designation of Option. All of the options covered by this Option shall
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be treated as Supplemental Stock Options.

     4.   Exercise of Option.  The Optionee may exercise this Option to purchase
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shares of Common Stock that have vested in accordance with Section 2 hereof, by following the procedure set forth in Section 5 hereof, at any time and from time to time, during the period commencing on the date hereof and ending at 5:00 p.m., Atlanta, Georgia time, on the date which immediately precedes the sixth anniversary of the option date hereof. Notwithstanding the foregoing, a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation (unless an option is substituted for this Option or this Option is assumed by the surviving corporation), shall cause this Option to terminate, provided that Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise this Option in whole or in part.

     5.   Manner of Exercise.  The Optionee may exercise this Option by
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delivering written notice of exercise to the Secretary of the Company, in person, or by certified mail, return receipt requested, postage prepaid, addressed to the attention of the Secretary of the Company at the location at which the Company then maintains its principal office, and if so mailed, the date of mailing will be considered the date of exercise. Such notice shall be in substantially the form attached hereto and shall be accompanied by payment in full, in immediately available funds, of the total purchase price for the shares being purchased. The Company, in the event of exercise by an authorized person other than the Optionee, may require proof of the right of such person to exercise this Option. As promptly as practicable after receipt by the Company of the aforementioned notice to purchase and the full purchase price, the Company shall cause to be issued to the person entitled to purchase the shares for which this Option is exercised, stock certificate(s) for the number of shares of Common Stock being purchased, which shall evidence fully paid and nonassessable shares.

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     6.   Transferability.  This Option shall not be transferable other than by
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will or by laws of descent and distribution; provided that options which are not designated as incentive stock options may be transferred, in whole or in part, without consideration, by written instrument signed by the Optionee, to any member(s) of the immediate family of Optionee or to any trust, partnership, or similar vehicle for the benefit of such immediate family member(s) (the "Permitted Transferees"). Evidence of transfer to Permitted Transferees shall be delivered to the Company at its principal executive office.

     7.   Persons Who May Exercise Option.  This Option shall be exercisable
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only by Optionee, or, if applicable Permitted Transferees, or if Optionee is disabled, by his duly appointed guardian or legal representative on Optionee's behalf.

     8.   Certain Restrictions.  This Option, and any shares of Common Stock
          --------------------
purchased hereunder, are subject to the following restrictions:

     (a) If all the Investors, as defined in that certain Pameco Holdings, Inc. Stockholders' Agreement, dated March 19, 1992 and as may be amended from time to time, a copy of which is available to the Optionee upon request to the Company, (the "Stockholders' Agreement"), propose to sell all of their shares of Common Stock to a third party (other than an Affiliate, as defined in the Stockholders' Agreement) in an arms-length transaction, then the investors may, at their option, require Optionee to sell all, but not part, of the shares acquired by Optionee upon exercise of this option (the "Designated Shares") to such third party. If such option is exercised, Optionee hereby agrees to sell all of its Designated Shares to such third party for the same consideration per share and otherwise on the same terms and conditions upon which the Investors are selling their shares, subject to the terms of Section 4 "Rights to Compel Sale" of the Stockholders' Agreement, which terms are incorporated herein by reference.

     (b) If the Optionee ceases to be an employee for any reason other than death, disability, or retirement (such cessation to be referred to herein as a "Termination Event"), all Options held by Optionee which are not vested as of the effective date of the Termination Event shall be immediately forfeited to the Company. In the event Optionee's employment is terminated by the Company for Cause (as defined below), or Optionee voluntarily terminates his employment, the Option rights under any then vested outstanding Options shall immediately terminate. If Optionee's employment is terminated by the Company without Cause, any Options vested as of such Optionee's date of termination shall remain exercisable at any time prior to their expiration date or for one (1) month after such Optionee's date of termination of employment, whichever period is shorter.

      In addition, the Optionee shall be deemed to have offered for sale to the Company, at a purchase price determined in accordance with this subsection 8(b), the Designated Shares at the time of such Termination Event. The Company shall have a period of thirty (30) days after the date of such Termination Event to provide Optionee with written acceptance of such offer to sell the Designated Shares, which acceptance need not be for all of the Designated Shares. The Company shall have the right to designate a third party to purchase any Designated Shares which it would otherwise be entitled to purchase hereunder, and such third party shall be entitled to any such shares on the same terms and conditions provided for herein; provided , however, that the Company shall first designate any of the Investors before designating any other third party purchaser.

          The per share purchase price of the Designated Shares shall be an amount equal to the Appraised Value (as hereinafter defined) of each such share. "Appraised Value" shall mean, in respect of each Designated Share, the fair market value of such share, on the date of the Termination Event, based on the value of the Company, as determined by a nationally recognized independent investment banking firm selected by the Company, divided by the number of outstanding shares (on a fully diluted

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basis); provided, however, that if an Appraised Value shall have been determined pursuant to the Stockholders' Agreement at any time during the six month period immediately preceding the date of the Termination Event, the Company may in its sole discretion elect to utilize such prior determination.

          Subject to any financing agreements or any other instruments or agreements of the Company and/or any of its subsidiaries from time to time in effect restricting the repurchase or retirement of shares, including but not limited to (i) the Guarantee, dated March 19, 1992 (as amended from time to time, the "Guarantee") by the Company of the repayment of funds by Pameco Corp. ("P.C.") to General Electric Capital Corporation ("GECC") pursuant to that certain credit agreement, dated as of March 19, 1992 (as amended from time to time), by and among P.C. and GECC (the "Credit Agreement"), and (ii) the Credit Agreement, the purchase price of any Designated Shares to be purchased pursuant to this subsection 8(b) shall be payable in cash (from sources legally available therefore). If any Designated Shares to the purchased pursuant to this subsection 8(b) may not be purchased for all cash under applicable law or as a result of restrictions contained in the Guarantee or the Credit Agreement (the "Restrictions"), such portion shall be purchased by the issuance and delivery of a promissory note (the "Take-Back Note") which shall bear interest at a rate per annum equal to the prime rate as publicly announced by Citibank, N.A. from time to time, shall have a five year maturity, and shall have such other terms as the Company may deem necessary or appropriate. In addition, the Take-Back Note shall be subordinated to the rights of such creditors of the Company as may be required by law, the Guarantee or the Credit Agreement. The principal amount of the Take-Back Note shall be payable in equal annual installments but shall accelerate on the first day of the month following the date upon which such Restrictions shall have terminated in their entirety. In addition, if funds are unavailable for the payment when due of principal of or interest on the Take-Back Note as a result of the Restrictions, the holder of the Take-Back Note shall not be entitled to accelerate or demand payment of outstanding principal of and interest accrued on the Take-Back Note, but, if and to the extent permitted by law, such accrued interest shall be included as the principal portion of a separate promissory note having terms otherwise identical to the Take-Back Note. Any payment of principal or interest deferred as a result of such Restrictions shall be due and payable on the next date on which payment of principal on the Take-Back Note is due following the termination of such Restrictions. The Take-Back Notes shall in all instances have such terms as shall comply with any applicable requirements of the Guarantee and the Credit Agreement.

     Notwithstanding anything in this Agreement to the contrary, the closing of any sale hereunder may be delayed in any case in which the Company has determined (based upon the advise of counsel) that it cannot, in compliance with applicable law, the Guarantee or the Credit Agreement, purchase any shares that it is otherwise obligated to purchase. In such case, the closing of such sale shall be delayed until the earliest practicable date on which such closing may be effected in compliance with applicable law, the Guarantee and the Credit Agreement.

     If the Company (or other third party purchaser) elects to purchase the Designated Shares pursuant to this subsection 8(b), Optionee (or other third party purchaser) and the Company shall mutually determine a closing date (the "Closing Date" for the purchase and sale of such shares, which shall be not more than 20 business days, subject to any applicable regulatory waiting periods, after the expiration of the notice period described herein, or if any such day is not a business day, then the first business day thereafter; provided, however, that if the purchase price is to be based upon Appraised Value, and Appraised Value shall not have been determined during the six month period immediately preceding such purchase, such 20 business day period shall commence upon the final determination of Appraised Value. The closing of any sale pursuant to this subsection 8(b) shall be held at 11:00 a.m., local time, at the offices of the Company or at such other time or place as the parties agree. On the Closing Date Optionee shall deliver certificates, with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the Designated Shares and shall represent and warrant that Optionee has all necessary authority to effect the transfer of such shares, that Optionee is the sole record

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and beneficial owner of such shares and has good and valid title to such shares, free and clear of any and all liens, claims, pledges, options, and restrictions of any kind whatsoever. If the Company elects to exercise its right to purchase shares for fewer than all the Designated Shares, the Company shall purchase from Optionee at least the number of Designated Shares necessary to qualify such purchase a substantially disproportionate redemption pursuant to Section 302(b)(2) of the Internal Revenue Code of 1986, as amended.

     c) The Optionee, or if applicable, the Permitted Transferee, must become a signatory to the current Stockholders' Agreement prior to the purchase of any shares granted under this Option Agreement.

     d) For purposes of this Agreement, "Cause" shall have the meaning set forth below: (i) willful misconduct on the part of the Optionee that is materially detrimental to the Company; or (ii) the conviction of the Optionee for the commission of a felony. The existence of "Cause" under either (i) or
(ii) shall be determined by the Compensation Committee of the Board of Directors. Notwithstanding the foregoing, if the Optionee has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause", and/or provides a means of determining whether "Cause" exists, such definition of "Cause" and means of determining its existence shall apply to the Optionee.

     9.   Investment Representation.  The Optionee hereby represents, warrants
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and agrees if the shares then to be issued are not included in an effective
Registration Statement under the Securities Act of 1933, as amended (the "Act"):

     (a) That the shares that shall be purchased under this Option will be purchased for Optionee's own account for investment purposes only and not with a view to resale or distribution thereof;

     (b) That Optionee understands the offer of shares under this Option may be made pursuant to a claim of exemption from the registration provisions of the Act and any applicable state securities laws;

     (c) That the shares subject to this Option may be unregistered and, if so, will be required to be held indefinitely, unless such shares are subsequently registered or an exemption from registration is then available;

     (d) That the Company is under no obligation to register such shares, to comply with any such exemption or to supply the Optionee with any information necessary to enable him to make routine sales of such shares under Rule 144 or any other rule or regulation of the Securities and Exchange Commission; and

     (e) That the transfer agent for the Company may be instructed not to transfer ownership of the stock certificate(s) representing shares acquired upon any exercise of this Option, unless in the prior written opinion of counsel reasonably acceptable to the Company, such transfer is lawful under the Act and applicable state securities laws.

     In regard to the foregoing, the Optionee understands and agrees that the certificate(s) evidencing any shares that may be purchased pursuant to the exercise of this Option which have not been registered under the Act or any applicable state securities law, may bear an appropriate restrictive legend in a form determined in the sole discretion of the Company.

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     10.  Legal Restrictions.  If in the opinion of legal counsel for the
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Company the issuance or sale of any shares of Common Stock pursuant to the exercise of this Option would not be lawful for any reason, including without limitation the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of this Option to Optionee or any other authorized person until such legal impediment has, to the satisfaction of counsel, been removed. The Company shall not be obligated to issue or sell any shares of Common Stock pursuant to the exercise of this option, if in the opinion of legal counsel, such shares cannot be issued or sold in the absence of an effective registration statement under any applicable state or federal securities laws, including without limitation the Georgia Securities Act of 1973 and the Securities Act of 1933, as amended, or that an exemption from any such registration requirement is then available. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to the Optionee or other authorized person.

     11.  No Rights As Shareholder.  Neither the Optionee nor any other person
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authorized to purchase Common Stock upon exercise of this Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to this Option until such shares have been issued and delivered to the Optionee or any such person pursuant to the exercise of this Option.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer and its corporate seal to be affixed hereto, as of this 6th day of May, 1996.

                                   PAMECO HOLDINGS, INC.



                                   By:______________________________________
                                   Name: James R. Balkcom, Jr.
                                   Title:  Chairman
                                   Date:  May 6, 1996


ATTEST:

By: ____________________________________
Name:  Mary M. McCulley
Title: Treasurer / Asst. Secretary

(CORPORATE SEAL)

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ADDENDUM: The options evidenced by this Stock Option Agreement have been effected by a Reverse One-for-Two Stock Split that occurred on October 16, 1996. The total number of shares evidenced by this grant is now 37,500 and the purchase price is now $8.00 per share. The vesting schedule in Section 2 has been modified accordingly. Further, the Optionee hereby consents to the modification of the Option so that it now constitutes the right to purchase 37,500 shares of the Company's Class B Common Stock.


                                   By:___________________________________
                                   Name: James R. Balkcom, Jr.
                                   Title:  Chairman
                                   Date:  October 16, 1996



                                   Optionee:

                                   ______________________________________
                                   Gerald V. Gurbacki

ATTEST:

____________________________________
Mary M. McCulley


(CORPORATE SEAL)

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